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                                                                      EXHIBIT 12

                        TELEPHONE AND DATA SYSTEMS, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT RATIO AMOUNTS)

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EARNINGS:
  Income from Continuing Operations before Income Taxes..........................  $  19,010
  Add (Deduct):
    Minority Share of Losses.....................................................    (43,409)
    Earnings on Equity Method....................................................    (76,945)
    Distributions from Minority Subsidiaries.....................................     56,413
    Amortization of Capitalized Interest.........................................      1,301
    Minority share of income in majority-owned subsidiaries that have fixed
      charges....................................................................     22,125
                                                                                   ---------
                                                                                     (21,505)
  Add fixed charges:
    Consolidated interest expense................................................     90,473
    Interest Portion ( 1/3) of Consolidated Rent Expense.........................     14,480
    Amortization of debt expense and discount on indebtedness....................        795
                                                                                   ---------
                                                                                   $  84,243
                                                                                   ---------
                                                                                   ---------
FIXED CHARGES:
  Consolidated interest expense..................................................  $  90,473
  Capitalized interest...........................................................     11,035
  Interest Portion ( 1/3) of Consolidated Rent Expense...........................     14,480
  Amortization of debt expense and discount on indebtedness......................        795
                                                                                   ---------
                                                                                   $ 116,783
                                                                                   ---------
                                                                                   ---------
RATIO OF EARNINGS TO FIXED CHARGES...............................................       0.72
                                                                                   ---------
                                                                                   ---------
  Tax-Effected Redeemable Preferred Dividends....................................  $     213
  Fixed Charges..................................................................    116,783
                                                                                   ---------
    Fixed Charges and Redeemable Preferred Dividends.............................  $ 116,996
                                                                                   ---------
                                                                                   ---------
RATIO OF EARNINGS TO FIXED CHARGES AND REDEEMABLE PREFERRED DIVIDENDS............       0.72
                                                                                   ---------
                                                                                   ---------
  Tax-Effected Preferred Dividends...............................................  $   3,498
                                                                                   ---------
                                                                                   ---------
  Fixed Charges..................................................................    116,783
                                                                                   ---------
    Fixed Charges and Preferred Dividends........................................  $ 120,281
                                                                                   ---------
                                                                                   ---------
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS.......................        .70
                                                                                   ---------
                                                                                   ---------
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